Exhibit 4.(b)(ii)

SECOND AMENDMENT TO CREDIT AGREEMENT

            This Second Amendment to Credit Agreement (this "Amendment"), dated effective as of February 5, 2002, is by and among BROWN SHOE COMPANY, INC., a New York corporation, BROWN GROUP RETAIL, INC., a Delaware corporation, BROWN GROUP INTERNATIONAL, INC., a Delaware corporation, CLAYTON LICENSE, INC., a Delaware corporation, PAGODA TRADING COMPANY, INC., a Missouri corporation, SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (individually each a "Borrower" and collectively the "Borrowers"), BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation ("Brown Canada"; together with each of the Borrowers, the "Guarantors"), the various financial institutions parties hereto (collectively, the "Lenders"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the "Agent").

R E C I T A L S:

            A.    WHEREAS, the Borrowers, Brown Canada, the Lenders, the Agent, and Fleet Retail Finance, Inc., as syndication agent, have executed that certain Credit Agreement, dated as of December 20, 2001 (as amended by the First Amendment to Credit Agreement dated effective as of January 19, 2002, the "Credit Agreement"), pursuant to which the Lenders have agreed to make revolving credit loans to the Borrowers.

            B.    WHEREAS, the Borrowers have requested that the Lenders and the Agent agree to amend the Credit Agreement in certain respects and the Lenders and the Agent have agreed to such request in accordance with the terms hereof.

            NOW, THEREFORE, in consideration of the premises, and in order to induce the Lenders and the Agent to amend the Credit Agreement pursuant to the terms hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.  Recitals. The foregoing Recitals are accurate and are incorporated herein and made a part hereof.

            2.  Definitions. Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the respective meanings ascribed to them in the Credit Agreement and the other Loan Documents.

            3.  Amendment to Section 1.2(a) of the Credit Agreement. Effective as of the date of this Amendment, the last sentence of Section 1.2(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

If (i) any requested Borrowing would exceed Availability or (ii) after giving affect to any requested Borrowing, the Aggregate Revolver Outstandings would exceed the amount of the Borrowing Base minus the Availability required by Section 7.31, then the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans and the issuance of Letters of Credit as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(j).

            4.  Amendment to Section 7.4(b) of the Credit Agreement. Effective as of the date of this Amendment, Section 7.4(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

        (b) Each Loan Party shall permit representatives and independent contractors of the Agent (accompanied by any Lender which so elects with the consent of the Agent) to visit and inspect any of its properties, to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances, and accounts with its officers at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to such Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at any reasonable time and without advance notice. The costs of any such visits and inspections shall be paid by the Borrowers as provided in Section 13.7.

            5.    Amendments to Section 11.1(b) of the Credit Agreement. Effective as of the date of this Amendment, (a) the word "or" at the end of clause (xiv) of Section 11.1(b) of the Credit Agreement is hereby deleted and replaced with a semi-colon, (b) the period at the end of clause (xv) of Section 11.1(b) of the Credit Agreement is hereby deleted and replaced with a semi-colon and the word "or," and (c) a new clause (xvi) is hereby added at the end of Section 11.1(b) of the Credit Agreement, which clause (xvi) shall read in its entirety as follows:

            (xvi) change the definition of "Dominion Period" as such term is defined in the Security Agreements.

            6.  Amendment to Section 11.2(a) of the Credit Agreement. Effective as of the date of this Amendment, Section 11.2(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

            (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and if no Default or Event of Default exists with the written consent of the Parent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Parent or the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Revolving Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 and integral amounts of $2,500,000 in excess thereof or all of such Lenders Revolving Loans and Commitments (provided that, unless an assignor Lender has assigned and delegated all of its Revolving Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit E (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000 (provided that the Agent may, in its discretion, waive such fee in connection with the initial syndication of the Commitments). The Borrowers agree to promptly execute and deliver new or replacement Revolving Notes as reasonably requested by the Agent to evidence assignments of the Revolving Loans and Commitments in accordance herewith.

            7.  Amendment to the Definition of "Eligible Inventory" in the Credit Agreement. Effective as of the date of this Amendment, clause (c) of the definition of "Eligible Inventory" contained in Annex A to the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

            (c) that does not consist of finished goods or that consists of raw materials that either (i) are not routinely used in the Loan Parties' business or (ii) are routinely used in the Loan Parties' business to the extent that the value of such routinely used raw materials exceeds $4,000,000 in the aggregate;

            8.  Acknowledgment of the Loan Parties. Each Loan Party hereby acknowledges and agrees that: (a) such Loan Party has no defense, offset, or counterclaim with respect to the payment of any sum owed to the Lenders or the Agent, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) the Lenders and the Agent have performed all obligations and duties owed to the Loan Parties through the date hereof.

            9.  Representations and Warranties of the Loan Parties. To induce the Lenders and the Agent to amend the Credit Agreement and to continue making Revolving Loans thereunder, the Loan Parties represent and warrant to the Lenders and the Agent that:

            (a) Compliance with Credit Agreement. On the date hereof, each Loan Party is in compliance with all of the terms and provisions set forth in the Credit Agreement (as modified by this Amendment) and no Default or Event of Default has occurred and is continuing.
            (b) Representations and Warranties. On the date hereof, the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
            (c) Corporate Authority. Each Loan Party has full power and authority to consummate this Amendment and to incur and perform the obligations provided for under the Credit Agreement and this Amendment, and each Borrower has full power and authority to make the borrowings under the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body which has not been obtained is required as a condition to the validity or enforceability of this Amendment.
            (d) Amendment as Binding Agreement. This Amendment and the Credit Agreement (as modified by this Amendment) constitute the valid and legally binding obligations of each Loan Party fully enforceable against such Loan Party in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
            (e) No Conflicting Agreements. Except as specified in Schedule 6.1 of the Credit Agreement, the execution and performance by each Loan Party of this Amendment, and the borrowing by Borrowers under the Credit Agreement (as modified by this Amendment), will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon the property of any Loan Party by reason of the terms of (i) any mortgage, Lien, indenture, note (including the Medium Term Notes and the Prudential Notes), or lease for a distribution center or warehouse, or any other material lease, contract, agreement, document, or instrument to which such Loan Party is a party or which is binding upon it, (ii) any Requirement of Law applicable to such Loan Party, or (iii) the certificate or articles of incorporation, bylaws, limited liability company or partnership agreement, or other organizational or constituent documents, as the case may be, of such Loan Party.

            10.  Effectiveness of this Amendment. The amendments set forth in this Amendment shall become effective as of the date of this Amendment only upon the satisfaction of the following conditions precedent:

            (a) Receipt of Documents. The Lenders and the Agent shall have received each of the following, duly executed and dated the date of execution hereof:
            (i) this Amendment;
            (ii) a Ratification and Confirmation of Guaranty in form and substance acceptable to Lenders from each Guarantor; and
            (iii) such other instruments, documents, waivers and consents, if any, as the Lenders may have reasonably requested in writing and in advance of the date of execution of this Amendment.

            11.  Effect on Credit Agreement. Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

            12.  Fees and Expenses. The Loan Parties hereby agree to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, and consummation of this Amendment, and all other documents related hereto (whether or not any borrowing under the Credit Agreement, as amended, shall be consummated), including, without limitation, the reasonable fees and expenses of the Agent's counsel and any filing fees and recordation tax required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

            13.  Successors. This Amendment shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Agent, and their respective successors and assigns.

            14.  Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

            15.  Counterparts. This Amendment may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed original and all of which taken together shall constitute one and the same Amendment.

(SIGNATURE PAGES FOLLOW)

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AGENT:

BORROWERS:

BROWN SHOE COMPANY, INC.
BROWN GROUP RETAIL, INC.

By:    /s/ Andrew M. Rosen
    Andrew M. Rosen
    Senior Vice President, Chief Financial Officer, and Treasurer

BROWN GROUP INTERNATIONAL, INC.
CLAYTON LICENSE, INC.
PAGODA TRADING COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.

By:    /s/ Andrew M. Rosen
    Andrew M. Rosen
    Senior Vice President, Chief Financial Officer, and Treasurer

AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:    /s/ James Gurgone
Name:   James Gurgone
Title:  Vice President

LENDERS:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:    /s/ James Gurgone
Name:  James Gurgone
Title:  Vice President

FLEET RETAIL FINANCE, INC.

By:    /s/ D. M. Murray
Name:  D. M. Murray
Title:  Managing Director

RATIFICATION AND CONFIRMATION OF GUARANTY

            The undersigned, BROWN SHOE COMPANY, INC., a New York corporation (the "Guarantor"), executed and delivered to the Agent, for the benefit of the Lenders, that certain Parent Guaranty Agreement, dated as of December 20, 2002 (the "Parent Guaranty"). The Guarantor hereby acknowledges the foregoing Second Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Parent Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. The Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Parent Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

GUARANTOR:
BROWN SHOE COMPANY, INC.
By:    /s/ Andrew M. Rosen
    Andrew M. Rosen
    Senior Vice President, Chief Financial Officer, and Treasurer

RATIFICATION AND CONFIRMATION OF GUARANTY

            The undersigned, BROWN GROUP RETAIL, INC., a Delaware corporation, BROWN GROUP INTERNATIONAL, INC., a Delaware corporation, BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation, CLAYTON LICENSE, INC., a Delaware corporation, PAGODA TRADING COMPANY, INC., a Missouri corporation, and SIDNEY RICH ASSOCIATES, INC., a Missouri corporation (individually each a "Guarantor"), executed and delivered to the Agent and the Lenders that certain Subsidiary Guaranty Agreement, dated as of December 20, 2002 (the "Subsidiary Guaranty"). Each Guarantor hereby acknowledges the foregoing Second Amendment to Credit Agreement and ratifies and confirms the terms and conditions of the Subsidiary Guaranty, which shall remain in full force and effect in accordance with its terms subsequent to the effectiveness of such Amendment. Each Guarantor hereby ratifies and confirms its liabilities, obligations, and agreements under the Subsidiary Guaranty and the other Loan Documents to which it is a party, and further acknowledges that (a) it has no defenses, claims, or set-offs to the enforcement by the Lenders or the Agent of such liabilities, obligations, and agreements and (b) the Lenders and the Agent have fully performed all obligations to the undersigned which they may have had or have on and as of the date hereof.

GUARANTORS:
BROWN GROUP RETAIL, INC.
By:    /s/ Andrew M. Rosen
Andrew M. Rosen
Senior Vice President, Chief Financial Officer, and Treasurer

BROWN GROUP INTERNATIONAL, INC.
BROWN SHOE COMPANY OF CANADA LTD
CLAYTON LICENSE, INC.
PAGODA TRADING COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
By:    /s/ Andrew M. Rosen
Andrew M. Rosen
Vice President, Chief Financial Officer, and Treasurer